EXHIBIT  23.2

                     [HARPER AND PEARSON COMPANY LETTERHEAD]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 5, 1999, December 3, 1999, December 15, 1999 and February 11, 2000, which appear in iExalt, Inc. Current Reports on Forms 8-K/A dated December 15, 1999, February 14, 2000 and March 16, 2000.

                                  /s/ HARPER & PEARSON COMPANY
                                      ------------------------------------------
                                      HARPER & PEARSON COMPANY

Houston, Texas
October 4, 2000